EXHIBIT 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Post Effective Amendment No. 1 on Form S-8 to Form S-4 (Registration No. 333-36458) of AT&T Corp. of our report dated March 9, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 9, 2000 relating to the consolidated financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York
July 19, 2000

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